UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 27, 2008

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 27, 2008, Unitil Corporation (“Unitil” or the “Company”) issued a press release announcing that it has filed settlement agreements in the regulatory proceedings before the Public Utilities Commissions in Maine and New Hampshire on Unitil’s proposed acquisition of Northern Utilities, Inc (“Northern”). Final orders are anticipated in both states on or before October 1, 2008.

The settlement agreements were separately negotiated and filed in each state but reflect a number of common features. The settlements include commitments by Unitil with respect to Northern’s rates, customer service and operations during and after the transition of Northern’s management and business operations from NiSource, Inc. (“NiSource”), Northern’s current ultimate parent company, to Unitil. Northern will implement enhanced safety and reliability programs and upgrade the customer service quality programs for customers in both states. Unitil will also conduct a study in collaboration with parties in both states of potential changes in organization or regulation of Granite State Gas Transmission, Inc., which Unitil is also acquiring from NiSource.

The Office of the Consumer Advocate in New Hampshire and the Office of Public Advocate in Maine are among the settling parties. The settlement agreements recommend that the respective commissions approve Unitil’s acquisition of Northern because it is consistent with the public interest.

The press release announcing the filing of the settlement agreements is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

99.1	Press release dated August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin Senior Vice President, Chief Financial Officer and Treasurer

Date: August 27, 2008